Exhibit (i)

Thompson Coburn LLP Attorneys at Law

One US Bank Plaza
St. Louis, Missouri 63101 314-552-6000 FAX 314-552-7000 www.thompsoncoburn.com

February 22, 2012

YieldQuest Funds Trust

3280 Peachtree Road, Suite 2600 Atlanta, GA 30305

Re:	YieldQuest Funds Trust (File Nos. 033-125172 and 811-21771)

Dear Ladies and Gentlemen:

Legal opinions (the “Legal Opinions”) that we prepared were filed with Post-Effective Amendments No. 7 and No. 9 to the Registration Statement on Form N-1A filed by YieldQuest Funds Trust (the “Registration Statement”). We hereby consent to incorporating by reference the Legal Opinions into Post-Effective Amendment No. 14 to the Registration Statement, and further consent to all references to us in such Post-Effective Amendment No. 14.

Very truly yours,

/s/ Thompson Coburn LLP